Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-253421

Currency Terms Supplement No. 2,013 to the Prospectus and the Prospectus Supplement, each as may be amended from time to time, that form a part of Registration Statement No. 333-253421

GS Finance Corp. Medium-Term Notes, Series F guaranteed by The Goldman Sachs Group, Inc.

Currency Terms Supplement

Notes Linked to the Performance

of One or More Exchange Rates

GS Finance Corp. may from time to time offer and sell notes, the payments and performance of which will be linked to the performance of one or more exchange rates. Specifically, the payments and performance of the notes may be linked to a single exchange rate, a basket of exchange rates or the lesser performing of two or more exchange rates.

The accompanying prospectus and the accompanying prospectus supplement, each as may be amended from time to time, that form a part of Registration Statement No. 333-253421, and this currency terms supplement no. 2,013 describe some of the terms that may apply generally to the notes, including any notes you purchase. A separate pricing supplement, which we refer to as the applicable pricing supplement and, if identified in the applicable pricing supplement, a product supplement, which we refer to as the applicable product supplement, will describe additional terms that apply to your notes. The applicable pricing supplement will identify whether any of the exchange rates described herein will be used to calculate a return on your notes, and the applicable pricing supplement and the applicable product supplement, if any, may each also describe any additions or changes to the terms of the notes set forth in this currency terms supplement no. 2,013.

This currency terms supplement no. 2,013 contains the following:

•

Certain risks applicable to the notes. You should read these risks in conjunction with the risks described in the applicable pricing supplement, the applicable product supplement, if any, and the accompanying prospectus supplement and the accompanying prospectus.

•	Certain terms that may relate to your notes in addition to the description of the notes contained in the applicable pricing supplement and the applicable product supplement, if any.
•

Descriptions of certain dates that may relate to your notes, including the determination date (the final date on which a calculation is made to determine the amount payable on the notes, which may be the final averaging date, if averaging dates are applicable to your notes), any call observation date (a date on which a calculation is made to determine if the notes will be automatically called on an applicable call payment date) and any coupon observation date (a date on which a calculation is made to determine the amount of any coupon, if any, that will be paid on an applicable coupon payment date). If your notes are linked to a basket of exchange rates or the lesser performing of two or more exchanges rates, the applicable dates set forth above, which are dates on which calculations are made, may differ from the dates on which the levels of one or more basket exchange rates or potential lesser performing exchange rates, as applicable, are determined for the purposes of such calculations.

•	A description of certain exchange rates to which your notes may be linked.

Your investment in the notes involves certain risks. See “Additional Risk Factors Specific to the Notes” beginning on page S-4 to read about investment risks relating to the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this currency terms supplement no. 2,013, the applicable pricing supplement, the applicable product supplement, if any, the accompanying prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

GS Finance Corp. may use this currency terms supplement no. 2,013 in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC (GS&Co.), or any other affiliate of GS Finance Corp. may use this currency terms supplement no. 2,013 in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this currency terms supplement no. 2,013 is being used in a market-making transaction.

Goldman Sachs & Co. LLC

Currency Terms Supplement No. 2,013 dated March 22, 2021.

In this currency terms supplement no. 2,013, when we refer to a “note”, including your notes, we mean a note linked to one or more of the exchange rates specified herein unless the context requires otherwise. Please note that in this currency terms supplement no. 2,013, references to “GS Finance Corp.”, “we”, “our” and “us” refer only to GS Finance Corp. and do not include its consolidated subsidiaries or affiliates. Also, references to “The Goldman Sachs Group, Inc.”, our parent company, refer only to The Goldman Sachs Group, Inc. and do not include its consolidated subsidiaries, while references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”). Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”. References in this currency terms supplement no. 2,013, the applicable product supplement, if any, and the applicable pricing supplement to the notes having a face amount of $1,000 are intended as illustrative; the actual face amount of the notes will be reflected in aggregate on the global note representing the notes. Also, references to the “accompanying prospectus” mean the accompanying prospectus, as supplemented by the accompanying prospectus supplement for Medium-Term Notes, Series F, each of GS Finance Corp. and The Goldman Sachs Group, Inc. and each as may be amended from time to time, that form a part of Registration Statement No. 333-253421. References to the “indenture” in this currency terms supplement no. 2,013 mean the senior debt indenture, dated October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the above-referenced accompanying prospectus supplement for Medium-Term Notes, Series F.

The Notes Are Part of a Series

The notes, including your notes, are part of a series of debt securities, entitled “Medium-Term Notes, Series F”, that we may issue under our indenture from time to time. The notes, including your notes, are “indexed debt securities”, as defined in the accompanying prospectus. The notes, including your notes, will be fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This currency terms supplement no. 2,013 describes certain exchange rates and certain other terms that may apply to the notes. The applicable pricing supplement will identify whether any of the exchange rates described herein will be used to calculate a return on your notes, and the applicable pricing supplement may also describe any additions or changes to the exchange rate(s) or to the terms of the notes. We describe terms that apply generally to all Series F medium-term notes in “Description of Notes We May Offer” and “Description of Debt Securities We May Offer” in the accompanying prospectus supplement for Series F medium-term notes and the accompanying prospectus, respectively. The terms described herein supplement those described in the accompanying prospectus and the accompanying prospectus supplement and, if the terms described therein are inconsistent with those described herein, the terms described herein are controlling.

Please note that the information about the settlement or trade dates, issue price, underwriting discounts or commissions and net proceeds to us in the applicable pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Specific Terms Will Be Described in the Applicable Pricing Supplement and the Applicable Product Supplement, If Any

The specific terms of your notes will be described in the applicable pricing supplement and the applicable product supplement, if any, accompanying this currency terms supplement no. 2,013. The terms described herein are in addition to those described herein and in the accompanying prospectus and the accompanying prospectus supplement. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the applicable product supplement, if any, accompanying prospectus or accompanying prospectus supplement, the description of the terms in the applicable pricing supplement are controlling. If the applicable pricing supplement specifies a different meaning for any term described herein, that modified definition will be deemed to apply to this currency terms supplement no. 2,013 for all purposes with respect to your notes. If the applicable product supplement, if any, specifies different terms for your notes or a different meaning for any term described herein, the meaning or term contained in the applicable product supplement, if any, will control unless the applicable pricing supplement provides a different meaning, in which case the applicable pricing supplement will control.

Additional Risk Factors Specific to the NOTES

An investment in your notes is subject to the risks described below as well as the risks and considerations described in the applicable pricing supplement, the applicable product supplement, if any, the accompanying prospectus supplement and the accompanying prospectus. Your notes are a riskier investment than ordinary debt securities. You should carefully consider whether the notes are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes

The original issue price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the trade date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date will be set forth under “Estimated Value of Your Notes” in the applicable pricing supplement; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. If specified in the applicable pricing supplement, the price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. If specified in the applicable pricing supplement, as agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Notes” in the applicable pricing supplement) will decline to zero on a straight line basis over the period from the date thereof through the applicable date set forth under “Estimated Value of Your Notes” in the applicable pricing supplement. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the trade date, as disclosed under “Estimated Value of Your Notes” in the applicable pricing supplement, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and, if applicable, subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “— Your Notes May Not Have an Active Trading Market” below.

You May Lose Your Entire Investment in the Notes

You can lose all or substantially all of your investment in the notes. The cash payment on your notes on the stated maturity date will be based on the performance of the applicable exchange rate or exchange rates.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

Your Notes May Pay a Coupon at a Low Rate or They May Pay No Coupon At All

The applicable pricing supplement will state whether your notes pay a coupon. Therefore, your notes may pay no coupon at all. If your notes do pay a coupon, they may do so at a rate that is below the prevailing market rate for our debt securities that are not linked to the performance of one or more exchange rates. Consequently, unless the amount payable on your notes on the stated maturity date substantially exceeds the amount you paid for your notes, the overall return you earn on your notes may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

The Notes Are Subject to the Credit Risk of GS Finance Corp., as Issuer, and the Credit Risk of The Goldman Sachs Group, Inc., as Guarantor

Although the return on the notes will be based on the performance of one or more exchange rates, the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the notes. The notes are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of Notes We May Offer —How the Notes Rank Against Other Debt” in the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” in the accompanying prospectus.

The Return on Your Notes Will Depend on Changes in the Applicable Exchange Rate or Rates and Is Subject to Foreign Currency Exchange Risk

The amount we pay on the outstanding face amount of your notes will be based upon the performance of the applicable exchange rate or rates specified in the applicable pricing supplement. Fluctuations in the exchanges rate or rates will affect the market price of your notes.

Exchange rates are the result of the supply of, and the demand for, the relevant currencies. Changes in exchange rates result over time, and may vary considerably during the life of your notes, from the interaction of many factors directly or indirectly affecting economic and political conditions in the country or area of each applicable currency, including economic and political developments in other countries.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;
•	existing and expected interest rate levels;
•	the balance of payments;
•	the extent of governmental surpluses or deficits in the relevant countries; and
•	other financial, economic, military, public health and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant countries and other countries important to international trade and finance.

The price of the notes and payment on the stated maturity date or otherwise could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad.

We cannot assure you that a currency crisis or significant devaluation will not happen in the future to one or more of the applicable currencies during the term of the notes. If one or more of the applicable currencies experiences devaluation, the value of the notes may be adversely affected.

It has been reported that the U.K. Financial Conduct Authority and regulators from other countries, including the United States, are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on any payments on, and the value of, your notes and the trading market for your notes. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact your notes.

Past Performance is No Guide to Future Performance

The actual performance of the exchange rate or rates during the term of your notes cannot be predicted based on their historical performance. Changes in the value of each applicable currency will affect the market value of the notes. However, it is impossible to predict whether the applicable currencies will appreciate or depreciate relative to the U.S. dollar or any other currency.

Intervention in the Foreign Currency Exchange Markets by the Countries Issuing the Applicable Currencies Could Materially and Adversely Affect the Value of Your Notes

Certain currencies’ exchange rates are volatile and are affected by numerous factors specific to each foreign country. Foreign currency exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely. Governments, including those issuing the applicable currencies use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Currency developments may occur in any of the countries issuing a relevant currency to which your notes are linked. Often, these currency developments impact foreign currency exchange rates in ways that cannot be predicted.

Governments may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the offered notes is that their liquidity, trading value and any payment thereon could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders.

The calculation agent is not obligated to make any offsetting adjustment or change made during the life of your notes in the event that any floating exchange rate should become fixed, any fixed exchange rate should be allowed to float, or that a band limiting the float of any currency should be altered or removed. Nor will the calculation agent be obligated to make any offsetting adjustment or change in the event of any other devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting the applicable currencies or any other currency.

A weakening or strengthening (as applicable) in any exchange rate as a result of any intervention by sovereign governments may have a material adverse effect on the value of your notes and the return on an investment in your notes.

Even Though Currencies Trade Around-The-Clock, Your Notes Will Not

The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your notes, if any trading market develops, will not conform to the hours during which the applicable currencies are traded. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your notes. The possibility of these movements should be taken into account in relating the value of your notes to those in the underlying foreign currency exchange markets. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the exchange rate or rates used to calculate any payments on your notes. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.

Suspensions or Disruptions of Market Trading in One or More Foreign Currencies May Adversely Affect the Value of Your Notes

The foreign currency exchange markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets and the participation of speculators. These circumstances could adversely affect the relevant exchange rate or rates and, therefore, the value of your notes.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

The following factors, among others, many of which are beyond our control, may influence the market value of your notes:

•	the volatility — i.e., the frequency and magnitude of changes — of the levels of the exchange rate or rates;
•	whether your notes are linked to a single exchange rate, a basket of exchange rates or the lesser performing of two or more exchange rates;
•	the level of the exchange rate or rates to which your notes are linked;
•

economic, financial, regulatory, political, military, public health and other events that affect currency markets generally, and which may affect the exchange rate or rates (for more detailed description of this factor, see “—The Return on Your Notes Will Depend on Changes in the Applicable Exchange Rate or Rates and Is Subject to Foreign Currency Exchange Risk” above);

•	interest rates and yield rates in the market, in particular with respect to the markets relating to the applicable currencies;

•	the time remaining until your notes mature; and
•

our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your notes may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in notes with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the face amount of your notes. You cannot predict the future performance of the applicable exchange rate or rates based on their historical performance.

If the Levels of the Exchange Rate or Rates Change, the Market Value of Your Notes May Not Change in the Same Manner

Your notes may trade quite differently from the performance of the exchange rate or rates. Changes in the exchange rate or rates may not result in a comparable change in the market value of your notes. We discuss some of the reasons for this disparity under “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” above.

Owning the Notes is Not the Same as Owning the Applicable Currencies

The return on your notes will not reflect the return you would realize if you actually purchased any or all of the applicable currencies. Even if the applicable currencies appreciate during the term of the notes, the market value of the notes may not increase by the same amount. It is also possible for the applicable currencies to appreciate while the market value of the notes declines.

Your Notes May Not Have an Active Trading Market

Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

The Calculation Agent Will Have the Authority to Make Determinations That Could Affect the Market Value of Your Notes, When Your Notes Mature and the Amount, If Any, Payable on Your Notes

As of the date of this currency terms supplement no. 2,013, GS&Co. is serving as the calculation agent for the notes. As calculation agent for your notes, GS&Co. will make all determinations with respect to the notes as specified in the applicable pricing supplement or the applicable product supplement, if any. The calculation agent also has discretion in making certain adjustments relating to a non-fixing day for an exchange rate, individually or within a basket of exchange rates. The exercise of this discretion by GS&Co. could adversely affect the value of your notes and may present GS&Co. with a conflict of interest. We may change the calculation agent at any time without notice, and GS&Co. may resign as calculation agent at any time upon 60 days’ written notice to GS Finance Corp.

The Calculation Agent Can Adjust the Determination Date, Averaging Date, Call Observation Date or Coupon Observation Date If a Scheduled Holiday or Unscheduled Holiday Occurs or Is Continuing or such Day is not a Fixing Day

Unless otherwise specified in the applicable pricing supplement, in the case of notes linked to a single exchange rate, if the calculation agent determines that the determination date or any averaging date, call observation date or coupon observation date is not a fixing day because of a scheduled holiday, then such determination date, averaging date, call observation date or coupon observation date, as applicable, for such exchange rate will be the immediately preceding fixing day.

Unless otherwise specified in the applicable pricing supplement, in the case of notes linked to a basket of exchange rates or the lesser performing of two or more exchange rates, if the calculation agent determines that the determination date or any averaging date, call observation date or coupon observation date is not a fixing day because of a scheduled holiday with respect to a basket exchange rate or potential lesser performing exchange rate, then the level of such basket exchange rate or potential lesser performing exchange rate on such determination date, averaging date, call observation date or coupon observation date, as applicable, will be the level on the immediately preceding fixing day.

Unless otherwise specified in the applicable pricing supplement, in the case of notes linked to a single exchange rate, if the calculation agent determines that the determination date or any averaging date, call observation date or coupon observation date, as applicable, is an unscheduled holiday or otherwise not a fixing day (other than because such day is a scheduled holiday), the determination date or applicable averaging date, call observation date or coupon observation date, as applicable, will be postponed until the first following fixing day on which the calculation agent determines that neither an unscheduled holiday nor a scheduled holiday has occurred or is continuing, subject to the limitation on postponement described under “Supplemental Terms of the Notes — Determination Date”, “— Averaging Dates”, “— Call Observation Dates”, “— Coupon Observation Dates” and “— Brazilian Real” below, as the case may be, and in the applicable product supplement, if any, and in the applicable pricing supplement. If the determination date or any averaging date, call observation date or coupon observation date, as applicable, is postponed to the last possible day but (a) that day is a scheduled holiday or unscheduled holiday or (b) that day is otherwise not a fixing day, such date will nevertheless be the determination date, last averaging date, call observation date or coupon observation date, as applicable. In the case of notes linked to a basket of exchange rates or the lesser performing of two or more exchange rates, the determination date or any averaging date, call observation date or coupon observation date, as applicable, will be postponed until the first following fixing day on which the calculation agent determines that on or subsequent to such originally scheduled determination date, averaging date, call observation date or coupon observation date, as the case may be, each basket exchange rate or potential lesser performing exchange rate has had at least one fixing day on which neither an unscheduled holiday nor scheduled holiday has occurred or is continuing, subject to the limitation on postponement referenced above. If the determination date or any averaging date, call observation date or coupon observation date, as applicable, is postponed to the last possible day and an unscheduled holiday or a scheduled holiday occurs or is continuing with respect to any basket exchange rate or potential lesser performing exchange rate or such day is not a fixing day for any other reason, such date will nevertheless be the determination date or the applicable averaging date, call observation date or coupon observation date, as applicable. In addition, if your notes are linked to the Brazilian real/United States dollar exchange rate or your notes are linked to a basket of exchange rates or the lesser performing of two or more exchange rates one of which is the Brazilian real/United States dollar exchange rate, the determination date or any averaging date, call observation date or coupon observation date, as applicable, may be postponed for a longer period of time than if your notes were not linked to the Brazilian real/United States dollar exchange rate. See “Supplemental Terms of the Notes — Brazilian Real” below.

As a result of any of the foregoing, the stated maturity date, call payment date or coupon payment date, as applicable, for your notes may also be postponed, as described under “Supplemental Terms of the Notes — Stated Maturity Date”, “— Call Payment Dates”, “—Coupon Payment Dates” or “— Brazilian Real” as applicable, below. In such a case, you may not receive the cash payment, if any, that we are obligated to deliver on the stated maturity date, call payment date or coupon payment date, as applicable, until several days after the originally scheduled stated maturity date, call payment date or coupon payment date, as applicable. Moreover, if the level of an exchange rate, a basket exchange rate or potential lesser performing exchange rate is not available on the determination date or any averaging date, call observation date or coupon observation date, as applicable, because of an unscheduled holiday, scheduled holiday or non-fixing day, in certain circumstances the calculation agent will determine the level of such exchange rate, basket exchange rate or potential lesser performing exchange rate based on its assessment, made in its sole discretion, in a commercially reasonable manner, as described under “Supplemental Terms of the Notes — Consequences of a Non-Fixing Day” below.

Risks Related to Conflicts of Interest

Other Investors in the Notes May Not Have the Same Interests as You

Other investors in the notes are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as noteholders or in making requests or recommendations to Goldman Sachs as to the establishment of other transaction terms. The interests of other investors may, in some circumstances, be adverse to your interests. For example, certain investors may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your notes, or other similar securities or on the exchange rate or rates or the applicable currencies, which may adversely impact the market for, or value of, your notes.

Hedging Activities by Goldman Sachs or our Distributors May Negatively Impact Investors in the Notes and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes

As described under “Hedging” below, Goldman Sachs has hedged or expects to hedge our obligations under the notes by purchasing futures and/or other instruments linked to the applicable exchange rate or rates or applicable currencies. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the exchange rate or rates or applicable currencies, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your notes. Alternatively, Goldman Sachs may hedge all or part of our obligations under the notes with unaffiliated distributors of the notes which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other currency-linked notes whose returns are linked to changes in the level of the exchange rate or rates or applicable currencies, as applicable. Any of these hedging activities may adversely affect one or more of the exchange rates and, therefore, the market value of your notes and the amount we will pay on your notes at maturity or otherwise. It is possible that Goldman Sachs could receive substantial returns with respect to such hedging activities while the value of your notes may decline. See “Hedging” below for a further discussion of transactions in which we or one or more of our affiliates may engage.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the notes or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the notes; hedging the exposure of Goldman Sachs to the notes including any interest in the notes that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the notes.

Any of these hedging or other activities may adversely affect the levels of the exchange rate or exchange rates — directly or indirectly by affecting the price of the exchange rate or exchange rates — and therefore the market value of your notes and the amount we will pay on your notes, if any, at maturity or otherwise. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the notes. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the notes, and may receive substantial returns on hedging or other activities while the value of your notes declines. In addition, if the distributor from which you purchase notes is to conduct hedging activities in connection with the notes, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the notes to you in addition to the compensation they would receive for the sale of the notes. See the applicable pricing supplement and the applicable product supplement, if any, for a further discussion of transactions in which Goldman Sachs may engage.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients Could Negatively Impact Investors in the Notes

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your notes, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the notes.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your notes, or similar or linked to the exchange rate or rates or applicable currencies, as applicable. Investors in the notes should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the notes for liquidity, research coverage or otherwise. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the market value of your notes and the amount we will pay on your notes, if any.

Goldman Sachs’ Market-Making Activities Could Negatively Impact Investors in the Notes

Goldman Sachs actively makes markets in and trades financial instruments for its own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. Goldman Sachs’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which Goldman Sachs takes positions, or expects to take positions, include the applicable currencies and exchange rate or rates and securities and instruments similar to or linked to the applicable currencies or exchange rate or rates, and those trading activities, if they influence the exchange rate or rates, could be adverse to your interest as beneficial owner of your notes. Market making is an activity where Goldman Sachs buys and sells on behalf of customers, or for its own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that Goldman Sachs will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the notes.

If Goldman Sachs becomes a holder of any securities or instruments linked to the applicable currencies or exchange rate or rates, in its capacity as a market-maker or otherwise, any actions that it takes in its capacity as securityholder, including voting or provision of consents, will not necessarily be aligned with, and may be inconsistent with, the interests of investors in the notes.

You Should Expect That Goldman Sachs Personnel Will Take Research Positions, or Otherwise Make Recommendations, Provide Investment Advice or Market Color or Encourage Trading Strategies That Might Negatively Impact Investors in the Notes

Goldman Sachs and its personnel, including its sales and trading, investment research and investment management personnel, regularly make investment recommendations, provide market color or trading ideas, or publish or express independent views in respect of a wide range of markets, currencies and instruments. They regularly implement, or recommend to clients that they implement, various investment strategies relating to these markets, currencies and instruments. These strategies include, for example, buying or selling foreign currency swaps. Any of these recommendations and views may be negative with respect to the exchange rate or rates or applicable currencies, or other securities or instruments similar to or linked to the foregoing or result in trading strategies that have a negative impact on the market for any such securities or instruments, particularly in illiquid markets. In addition, you should expect that personnel in the trading and investing businesses of Goldman Sachs will have or develop independent views of the exchange rate or rates or applicable currencies, as applicable, or other market trends, which may not be aligned with the views and objectives of investors in the notes.

Goldman Sachs Regularly Provides Services to, or Otherwise Has Business Relationships with, a Broad Client Base, Which May Include the Governments Issuing the Applicable Currencies or Other Entities That Are Involved in the Transaction

Goldman Sachs regularly provides financial advisory, investment advisory and transactional services to a substantial and diversified client base, and you should assume that Goldman Sachs will, at present or in the future, provide such services or otherwise engage in transactions with, among others, the issuers of the applicable currencies, or transact in securities or instruments with parties that are directly or indirectly related to the foregoing. These services could include making loans to those governments, providing financial advisory or other investment banking services, or issuing research reports. You should expect that Goldman Sachs, in providing such services, engaging in such transactions, or acting for its own account, may take actions that have direct or indirect effects on the exchange rate or rates and applicable currencies, as applicable, and that such actions could be adverse to the interests of investors in the notes. In addition, in connection with these activities, certain Goldman Sachs personnel may have access to confidential material non-public information about these parties that would not be disclosed to Goldman Sachs employees that were not working on such transactions as Goldman Sachs has established internal information barriers that are designed to preserve the confidentiality of non-public information. Therefore, any such confidential material non-public information would not be shared with Goldman Sachs employees involved in structuring, selling or making markets in the notes or with investors in the notes.

In this offering, as well as in all other circumstances in which Goldman Sachs receives any fees or other compensation in any form relating to services provided to or transactions with any other party, no accounting, offset or payment in respect of the notes will be required or made; Goldman Sachs will be entitled to retain all such fees and other amounts, and no fees or other compensation payable by any party or indirectly by holders of the notes will be reduced by reason of receipt by Goldman Sachs of any such other fees or other amounts.

The Offering of the Notes May Reduce an Existing Exposure of Goldman Sachs or Facilitate a Transaction or Position That Serves the Objectives of Goldman Sachs or Other Parties

A completed offering may reduce Goldman Sachs’ existing exposure to the applicable currencies and exchange rate or rates, as applicable, securities and instruments linked to the foregoing, including exposure gained through hedging transactions in anticipation of this offering. An offering of notes will effectively transfer a portion of Goldman Sachs’ exposure (and indirectly transfer the exposure of Goldman Sachs’ hedging or other counterparties) to investors in the notes.

The terms of the offering (including the selection of the exchange rate or rates and applicable currencies, as applicable, and the establishment of other transaction terms) may have been selected in order to serve the investment or other objectives of Goldman Sachs or another client or counterparty of Goldman Sachs. In such a case, Goldman Sachs would typically receive the input of other parties that are involved in or otherwise have an interest in the offering, transactions hedged by the offering, or related transactions. The incentives of these other parties would normally differ from and in many cases be contrary to those of investors in the notes.

Risks Related to Tax

The Tax Consequences of an Investment in Your Notes May Be Uncertain

The characterization of the notes for U.S. federal income tax purposes will depend on the terms and conditions of such notes. Depending on the terms and conditions of the notes, the tax consequences of an investment in your notes may be uncertain, both as to the timing and character of any inclusion in income in respect of your notes. The tax discussion set forth below under “Supplemental Discussion of Federal Income Tax Consequences” addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this currency terms supplement no. 2,013 but it does not address the tax treatment of any particular note. Accordingly, tax consequences different than those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement.

If you are a non-U.S. investor, please also read the section of this currency terms supplement no. 2,013 called “Supplemental Discussion of Federal Income Tax Consequences.”

You are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the notes. This is discussed in more detail under “Employee Retirement Income Security Act” below.

Supplemental Terms of the Notes

The terms below are in addition to the general terms of the notes specified in the accompanying prospectus and the accompanying prospectus supplement. These supplemental terms address, among other things, adjustments made as a result of the occurrence of a scheduled holiday, unscheduled holiday or non-fixing day. Any term indicated below that may be specified in the applicable pricing supplement may alternatively, or in addition, be specified in the applicable product supplement, if any. If the applicable product supplement specifies different terms for your notes or a different meaning for any term described herein, the meaning or term contained in the applicable product supplement will control unless the applicable pricing supplement provides a different meaning, in which case the applicable pricing supplement will control.

Interest

Unless otherwise specified in the applicable pricing supplement, the notes will not pay interest.

Specified Currency

Unless otherwise specified in the applicable pricing supplement, all payments of principal and coupons, if any, will be made in U.S. dollars (“$” or “USD”).

Form and Denomination

The notes will be issued only in global form through DTC. Unless otherwise specified in the applicable pricing supplement, the denomination of each note will be an amount equal to $1,000 or an integral multiple of $1,000 in excess thereof.

No Listing

Unless otherwise specified in the applicable pricing supplement, your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

Stated Maturity Date

The stated maturity date for your notes will be the date specified in the applicable pricing supplement, unless that date is not a business day, in which case the stated maturity date will be postponed to the next following business day.

The stated maturity date will also be postponed if the originally scheduled stated maturity date for your notes as specified in the applicable pricing supplement is 5 or fewer scheduled business days following the originally scheduled determination date for your notes and the determination date is postponed as described under “— Determination Date” below. In such a case, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date. If, however, the originally scheduled stated maturity date for your notes is 10 or more scheduled business days following the originally scheduled determination date for your notes, any postponement of the determination date will not postpone the stated maturity date.

Notwithstanding the foregoing, if your notes are linked to the Brazilian real/United States dollar exchange rate or your notes are linked to a basket of exchange rates or the lesser performing of two or more exchange rates one of which is the Brazilian real/United States dollar exchange rate, the stated maturity date may not be postponed as described above and may instead be postponed as described under “— Brazilian Real” below.

Call Payment Dates

The call payment date or set of call payment dates for your notes will be the date or dates specified in the applicable pricing supplement, unless such date is not a business day, in which case such call payment date will be postponed to the next following business day.

A call payment date will also be postponed if the applicable originally scheduled call payment date as specified in the applicable pricing supplement is 5 or fewer scheduled business days following the originally scheduled call observation date related to such call payment date and such call observation date is postponed as described under “— Call Observation Dates” below. In such a case, such call payment date will be postponed by the same number of business day(s) from but excluding the applicable originally scheduled call observation date to and including the actual call observation date. If, however, the applicable originally scheduled call payment date for your notes is more than 10 scheduled business days following the applicable originally scheduled call observation date for your notes, any postponement of the call observation date will not postpone the applicable call payment date.

Notwithstanding the foregoing, if your notes are linked to the Brazilian real/United States dollar exchange rate or your notes are linked to a basket of exchange rates or the lesser performing of two or more exchange rates, one of which is the Brazilian real/United States dollar exchange rate, a call payment date or dates will not be postponed as described above but will instead be postponed as described under “— Brazilian Real” below.

Determination Date

The following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a non-fixing day, please see “— Consequences of a Non-Fixing Day” below.

Notes Linked to a Single Exchange Rate. The determination date for your notes in this case will be the date specified in the applicable pricing supplement, unless the calculation agent determines that an unscheduled holiday occurs or is continuing on such day or such day is not otherwise a fixing day (except because of a scheduled holiday). In that event, the determination date will be the first following fixing day on which the calculation agent determines that neither an unscheduled holiday nor a scheduled holiday occurs or is continuing. If the originally scheduled stated maturity date for your notes is 5 or fewer scheduled business days following the originally scheduled determination date for your notes, however, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 or more scheduled business days following the originally scheduled determination date for your notes, the determination date will not be postponed by more than five scheduled business days. If an unscheduled holiday or scheduled holiday occurs or is continuing on the day that is the last possible determination date or such last possible day is not otherwise a fixing day, that day will nevertheless be the determination date. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date will occur on the last averaging date. In the event that the calculation agent determines that the originally scheduled determination date is not a fixing day because of a scheduled holiday, then the determination date will be the fixing day immediately preceding the originally scheduled determination date.

Notwithstanding the foregoing, if your notes are linked to the Brazilian real/United States dollar exchange rate, the determination date will not be postponed as described above but will instead be postponed as described under “— Brazilian Real — Notes Linked Solely to the Brazilian Real/United States Dollar Exchange Rate.”

Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates. The determination date for your notes in this case will be the date specified in the applicable pricing supplement, unless the calculation agent determines that an unscheduled holiday occurs or is continuing on such day or such day is not otherwise a fixing day (except because of a scheduled holiday) with respect to a basket exchange rate or potential lesser performing exchange rate. In that event, the determination date will be the first following fixing day on which the calculation agent determines that, on or subsequent to such originally scheduled determination date, each basket exchange rate or potential lesser performing exchange rate has had at least one trading day on which neither an unscheduled holiday nor a scheduled holiday has occurred or is continuing and the level of each basket exchange rate or potential lesser performing exchange rate will be determined on or prior to the postponed determination date as set forth under “— Consequences of a Non-Fixing Day — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates” below. (In such a case, the determination date may differ from the dates on which the levels of one or more basket exchange rates or potential lesser performing exchange rates are determined for the purpose of calculations to be performed on the determination date.) If the originally scheduled stated maturity date for your notes is 5 or fewer scheduled business days following the originally scheduled determination date for your notes, however, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 or more scheduled business days following the originally scheduled determination date for your notes, the determination date will not be postponed by more than five scheduled business days. On such last possible determination date, if an unscheduled holiday or scheduled holiday occurs or is continuing with respect to a basket exchange rate or potential lesser performing exchange rate that has not yet had such a fixing day on which neither an unscheduled holiday or scheduled holiday has occurred or is continuing or if such day is not otherwise a fixing day with respect to such basket exchange rate or potential lesser performing exchange rate, that day will nevertheless be the determination date. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date for your notes will occur on the last averaging date. In the event that the calculation agent determines that the originally scheduled determination date is not a fixing day because of a scheduled holiday with respect to a basket exchange rate or a potential lesser performing exchange rate, then the level of such basket exchange rate or potential lesser performing exchange rate for the determination date will be the level of such basket exchange rate or potential lesser exchange rate on the fixing day immediately preceding the originally scheduled determination date.

Notwithstanding the foregoing, if your notes are linked to a basket of exchange rates or the lesser performing of two or more exchange rates, one of which is the Brazilian real/United States dollar exchange rate, the determination date may not be postponed as described above and may instead be postponed as described under “— Brazilian Real — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates, One of Which Is the Brazilian Real/United States Dollar Exchange Rate” below.

Averaging Dates

The applicable pricing supplement may specify that averaging dates will apply to your notes. In such case, the following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a non-fixing day, please see “— Consequences of a Non-Fixing Day” below.

Notes Linked to a Single Exchange Rate. If an unscheduled holiday occurs or is continuing on any day that would otherwise be an averaging date or such day is not otherwise a fixing day (except because of a scheduled holiday), such averaging date will be postponed to the first following fixing day on which the calculation agent determines that neither an unscheduled holiday nor a scheduled holiday has occurred or is continuing. If an averaging date is postponed, each subsequent averaging date will be postponed by the same number of scheduled fixing days, subject to the limitation described below. If the originally scheduled stated maturity date for your notes is 5 or fewer scheduled business days following the originally scheduled last averaging date for your notes, however, no averaging date will be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 or more scheduled business days following the originally scheduled last averaging date for your notes, no averaging date will be postponed later than the date that is five scheduled business days after the originally scheduled last averaging date. If an unscheduled holiday or scheduled holiday has occurred or is continuing on such last possible averaging date or such last possible day is not a fixing day, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day. In the event that the calculation agent determines that an originally scheduled averaging date is not a fixing day because of a scheduled holiday, then such averaging date will be the fixing day immediately preceding the originally scheduled averaging date.

Notwithstanding the foregoing, if your notes are linked to the Brazilian real/United States dollar exchange rate, averaging dates will not be postponed as described above but will instead be postponed as described under “— Brazilian Real — Notes Linked Solely to the Brazilian Real/United States Dollar Exchange Rate” below.

Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two of More Exchange Rates. If an unscheduled holiday occurs or is continuing with respect to a basket exchange rate or potential lesser performing exchange rate on any day that would otherwise be an averaging date or such day is not otherwise a fixing day (except because of a scheduled holiday) with respect to a basket exchange rate or potential lesser performing exchange rate, such averaging date will be postponed to the first following fixing day on which the calculation agent determines that, on or subsequent to such originally scheduled averaging date, each basket exchange rate or potential lesser performing exchange rate has had at least one fixing day on which neither an unscheduled holiday nor a scheduled holiday has occurred or is continuing and the level of each basket exchange rate or potential lesser performing exchange rate for that averaging date will be determined on or prior to the postponed averaging date as set forth under “— Consequences of a Non-Fixing Day” below. (In such case, the averaging date may differ from the dates on which the levels of one or more basket exchange rates or potential lesser performing exchange rates are determined for purposes of calculations to be performed on the averaging date.) If an averaging date is postponed, each subsequent averaging date will be postponed by the same number of scheduled fixing days, subject to the limitation described below. If the originally scheduled stated maturity date for your notes is 5 or fewer scheduled business days following the originally scheduled last averaging date for your notes, however, no averaging date will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 or more scheduled business days following the originally scheduled last averaging date for your notes, no averaging date will be postponed later than the date that is five scheduled business days after the originally scheduled last averaging date. On such last possible averaging date, if an unscheduled holiday or scheduled holiday occurs or is continuing with respect to a basket exchange rate or potential lesser performing exchange rate that has not yet had such a fixing day on which neither an unscheduled holiday or scheduled holiday has occurred or is continuing or if such last possible day is not a fixing day with respect to such basket exchange rate or potential lesser performing exchange rate, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day. In the event that the calculation agent determines that an originally scheduled averaging date is not a fixing day because of a scheduled holiday with respect to a basket exchange rate or potential lesser performing exchange rate, then the level of such basket exchange rate or potential lesser performing exchange rate for such averaging date will be the level on the fixing day immediately preceding the originally scheduled averaging date.

Notwithstanding the foregoing, if your notes are linked to a basket of exchange rates or the lesser performing of two or more exchange rates, one of which is the Brazilian real/United States dollar exchange rate, averaging dates may not be postponed as described above and may instead be postponed as described under “— Brazilian Real — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates One of Which Is the Brazilian Real/United States Dollar Exchange Rate” below.

Call Observation Dates

The applicable pricing supplement may specify that call observation dates will apply to your notes. In such case, the following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a non-fixing day, please see “— Consequences of a Non-Fixing Day” below.

Notes Linked to a Single Exchange Rate. The call observation date or dates for your notes will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that an unscheduled holiday occurs or is continuing on such date or such date is not otherwise a fixing day (except because of a scheduled holiday). In that event, such call observation date will be the first following fixing day on which the calculation agent determines that neither an unscheduled holiday nor a scheduled holiday has occurred or is continuing. If an originally scheduled call payment date for your notes is 5 or fewer scheduled business days following the applicable originally scheduled call observation date, however, such call observation date will not be postponed to a date later than the applicable originally scheduled call payment date or, if such originally scheduled call payment date is not a business day, later than the first business day after the applicable originally scheduled call payment date. However, if an originally scheduled call payment date for your notes is 10 or more scheduled business days following the applicable originally scheduled call observation date for your notes, such call observation date will not be postponed by more than five scheduled business days. If an unscheduled holiday or scheduled holiday has occurred or is continuing on the day that is the last possible call observation date applicable to the relevant call payment date or such last possible day is not a fixing day, that day will nevertheless be the call observation date. In the event that the calculation agent determines that an originally scheduled call observation date is not a fixing day because of a scheduled holiday, then such call observation date will be the fixing day immediately preceding the originally scheduled call observation date.

Notwithstanding the foregoing, if your notes are linked to the Brazilian real/United States dollar exchange rate, call observation dates will not be postponed as described above but will instead be postponed as described under “— Brazilian Real — Notes Linked Solely to the Brazilian Real/United States Dollar Exchange Rate” below.

Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates. The call observation date or dates for your notes will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that an unscheduled holiday occurs or is continuing on such day or such day is not otherwise a fixing day (except because of a scheduled holiday) with respect to a basket exchange rate or potential lesser performing exchange rate. In that event, the call observation date will be the first following fixing day on which the calculation agent determines that, on or subsequent to such originally scheduled call observation date, each basket exchange rate or potential lesser performing exchange rate has had at least one fixing day on which neither an unscheduled holiday nor a scheduled holiday has occurred or is continuing and the level of each basket exchange rate or potential lesser performing exchange rate for that call observation date will be determined on or prior to the postponed call observation date as set forth under “— Consequences of a Non-Fixing Day” below. (In such case, the call observation date may differ from the dates on which the levels of one or more basket exchange rates or one or more potential lesser performing exchange rates are determined for purposes of calculations to be performed on the call observation date.) If an originally scheduled call payment date is 5 or fewer scheduled business days following the applicable originally scheduled call observation date, however, such call observation date will not be postponed to a date later than the applicable originally scheduled call payment date or, if such originally scheduled call payment date is not a business day, later than the first business day after the applicable originally scheduled call payment date. However, if an originally scheduled call payment date is 10 or more scheduled business days following the applicable originally scheduled call observation date, such call observation date will not be postponed by more than five scheduled business days. On such last possible call observation date applicable to the relevant call payment date, if an unscheduled holiday or scheduled holiday occurs or is continuing with respect to a basket exchange rate or potential lesser performing exchange rate that has not yet had such a fixing day on which neither an unscheduled holiday or scheduled holiday has occurred or is continuing or if such last possible day is not a fixing day with respect to such basket exchange rate or any potential lesser performing exchange rate, that day will nevertheless be the call observation date. In the event that the calculation agent determines that the originally scheduled call observation date is not a fixing day because of a scheduled holiday with respect to a basket exchange rate or potential lesser performing exchange rate, then the level of the exchange rate for such call observation date will be the level on the fixing day immediately preceding the originally scheduled call observation date.

Notwithstanding the foregoing, if your notes are linked to a basket of exchange rates or the lesser performing of two or more exchange rates, one of which is the Brazilian real/United States dollar exchange rate, call observation dates may not be postponed as described above and may instead be postponed as described under “— Brazilian Real — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates, One of Which Is the Brazilian Real/United States Dollar Exchange Rate” below.

Measurement Periods

The applicable pricing supplement may specify that your notes are subject to a knock-out event. In such case, the following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a non-fixing day, please see “— Consequences of a Non-Fixing Day” below.

Notes Linked to a Single Exchange Rate. If the applicable pricing supplement specifies a measurement period, the applicable measurement period or measurement periods for your notes in this case will be the date or dates specified in the applicable pricing supplement, excluding any date or dates in which the calculation agent determines that an unscheduled holiday or scheduled holiday occurs or is continuing or such date is not a fixing day. Additionally, if the applicable pricing supplement specifies the last day of such measurement period is the determination date and the calculation agent determines that an unscheduled holiday occurs or is continuing on the determination date or the determination date is not a fixing day (except because of a scheduled holiday), the last day of such measurement period will be the first following fixing day on which the calculation agent determines that neither an unscheduled holiday nor a scheduled holiday has occurred or is continuing. If the originally scheduled stated maturity date for your notes is 5 or fewer scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, however, the last day of such measurement period will not be postponed to a date later than the corresponding originally scheduled stated maturity date or, if the corresponding originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 or more scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, the last day of such measurement period will not be postponed by more than five scheduled business days. If an unscheduled holiday or scheduled holiday has occurred or is continuing on the day that is the last possible day of such measurement period or such last possible day is not a fixing day, that day will nevertheless be the last day of such measurement period. In the event that the calculation agent determines that the originally scheduled last day of such measurement period is not a fixing day because of a scheduled holiday, then such day will be the fixing day immediately preceding the originally scheduled call observation date.

Notwithstanding the foregoing, if your notes are linked to the Brazilian real/United States dollar exchange rate, the last day of a measurement period will not be postponed as described above but will instead be postponed as described under “— Brazilian Real — Notes Linked Solely to the Brazilian Real/United States Dollar Exchange Rate” below.

Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates. If the applicable pricing supplement specifies a measurement period, the applicable measurement period or measurement periods for your notes in this case will be the date or dates specified in the applicable pricing supplement, excluding any date or dates on which the calculation agent determines that an unscheduled holiday or scheduled holiday with respect to any basket exchange rate or any potential lesser performing exchange rate occurs or is continuing or that the calculation agent determines is not a fixing day with respect to any basket exchange rate or potential lesser performing exchange rate; provided that, if the applicable pricing supplement specifies the last day of such measurement period is the determination date and the calculation agent determines that an unscheduled holiday with respect to a basket exchange rate or potential lesser performing exchange rate occurs or is continuing on the determination date or the determination date is not a fixing day (except because of a scheduled holiday) with respect to a basket exchange rate or potential lesser performing exchange rate, the last day of such measurement period with respect to such basket exchange rate or potential lesser performing exchange rate will be the first following fixing day on which the calculation agent determines that neither an unscheduled holiday nor a scheduled holiday has occurred or is continuing with respect to such basket exchange rate or potential lesser performing exchange rate. If the originally scheduled stated maturity date for your notes is 5 or fewer scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, however, the last day of such measurement period will not be postponed to a date later than the corresponding originally scheduled stated maturity date or, if the corresponding originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 or more scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, the last day of such measurement period will not be postponed by more than five scheduled business days. If an unscheduled holiday or scheduled holiday occurs or is continuing with respect to any basket exchange rate or potential lesser performing exchange rate that has not yet had such a fixing day on which neither an unscheduled holiday or scheduled holiday occurs or is continuing or if such last possible day is not a fixing day with respect to such basket exchange rate or potential lesser performing exchange rate, that day will nevertheless be the last day of such measurement period with respect to such basket exchange rate or potential lesser performing exchange rate. In the event that the calculation agent determines that the originally scheduled last day of such measurement period is not a fixing day because of a scheduled holiday with respect to a basket exchange rate or potential lesser performing exchange rate, then the level of such exchange rate for the last date of such measurement period will be the level on the fixing day immediately preceding the originally scheduled last day of such measurement period.

Notwithstanding the foregoing, if your notes are linked to a basket of exchange rates or the lesser performing of two or more exchange rates, one of which is the Brazilian real/United States dollar exchange rate, the last day of a measurement period may not be postponed as described above and may instead be postponed as described under “— Brazilian Real — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates, One of Which Is the Brazilian Real/United States Dollar Exchange Rate” below.

Coupon Payments

If so specified in the applicable pricing supplement, the notes will or may pay a coupon.

Coupon Payment Dates

The coupon payment date or set of coupon payment dates for your notes will be the date or dates specified in the applicable pricing supplement, unless for any such coupon payment date that date is not a business day, in which case such coupon payment date will be postponed to the next following business day.

A coupon payment date will also be postponed if the applicable originally scheduled coupon payment date for your notes, as specified in the applicable pricing supplement, is 5 or fewer scheduled business days following the corresponding originally scheduled coupon observation date for your notes and such coupon observation date is postponed as described under “— Coupon Observation Dates” below. In such a case, such coupon payment date will be postponed by the same number of business day(s) from but excluding the applicable originally scheduled coupon observation date to and including the actual coupon observation date. If, however, the applicable originally scheduled coupon payment date for your notes is 10 or more scheduled business days following the applicable originally scheduled coupon observation date, any postponement of the coupon observation date will not postpone the applicable coupon payment date.

Notwithstanding the foregoing, if your notes are linked to the Brazilian real/United States dollar exchange rate or your notes are linked to a basket of exchange rates or the lesser performing of two or more exchange rates, one of which is the Brazilian real/United States dollar exchange rate, coupon payment date or dates will not be postponed as described above but will instead be postponed as described under “— Brazilian Real” below.

Coupon Observation Dates

The applicable pricing supplement may specify that coupon observation dates will apply to your notes. In such case, the following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a non-fixing day, please see “— Consequences of a Non-Fixing Day” below.

Notes Linked to a Single Exchange Rate. The coupon observation date or dates for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that an unscheduled holiday occurs or is continuing on such day or dates or such day or dates is not otherwise a fixing day (except because of a scheduled holiday). In that event, such coupon observation date will be the first following fixing day on which the calculation agent determines that neither an unscheduled holiday nor a scheduled holiday has occurred or is continuing and the exchange rate will be determined as provided under “— Consequences of a Non-Fixing Day” below. If an originally scheduled coupon payment date is 5 or fewer scheduled business days following the corresponding originally scheduled coupon observation date for your notes, however, such coupon observation date will not be postponed to a date later than the applicable originally scheduled coupon payment date or, if such originally scheduled coupon payment date is not a business day, later than the first business day after the applicable originally scheduled coupon payment date. However, if an originally scheduled coupon payment date is 10 or more scheduled business days following the corresponding originally scheduled coupon observation date, such coupon observation date will not be postponed by more than five scheduled business days. If an unscheduled holiday or scheduled holiday occurs or is continuing on the day that is the last possible coupon observation date applicable to the relevant coupon payment date or such last possible day is not a fixing day, that day will nevertheless be the coupon observation date. In the event that the calculation agent determines that an originally scheduled coupon observation date is not a fixing day because of a scheduled holiday, then such coupon observation date will be the fixing day immediately preceding the originally scheduled coupon observation date.

Notwithstanding the foregoing, if your notes are linked to the Brazilian real/United States dollar exchange rate, coupon observation dates will not be postponed as described above but will instead be postponed as described under “— Brazilian Real — Notes Linked Solely to the Brazilian Real/United States Dollar Exchange Rate” below.

Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates. The coupon observation date or dates for your notes will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that an unscheduled holiday occurs or is continuing on such day or such day is not otherwise a fixing day (except because of a scheduled holiday) with respect to a basket exchange rate or potential lesser performing exchange rate. In that event, such coupon observation date will be the first following fixing day on which the calculation agent determines that, on or subsequent to such originally scheduled coupon observation date, each basket exchange rate or potential lesser performing exchange rate has had a least one fixing day on which neither an unscheduled holiday or scheduled holiday has occurred or is continuing and the level of each basket exchange rate or potential lesser performing exchange rate for that coupon observation date will be determined on or prior to the postponed coupon observation date as set forth under “— Consequences of a Non-Fixing Day” below. (In such case, the coupon observation date may differ from the dates on which the levels of one or more basket exchange rates or one or more potential lesser performing exchange rates are determined for purposes of calculations to be performed on the coupon observation date.) If an originally scheduled coupon payment date is 5 or fewer scheduled business days following the applicable originally scheduled coupon observation, however, such coupon observation date will not be postponed to a date later than the applicable originally scheduled coupon payment date or, if such originally scheduled coupon payment date is not a business day, later than the first business day after the applicable originally scheduled coupon payment date. However, if an originally scheduled coupon payment date is 10 or more scheduled business days following the applicable originally scheduled coupon observation date, such coupon observation date will not be postponed by more than five scheduled business days. On such last possible coupon observation date, if an unscheduled holiday or scheduled holiday occurs or is continuing with respect to a basket exchange rate or potential lesser performing exchange rate that has not yet had such a fixing day on which neither an unscheduled holiday or scheduled holiday has occurred or is continuing or if such last possible day is not a fixing day with respect to such basket exchange rate or potential lesser performing exchange rate, that day will nevertheless be the coupon observation date. In the event that the calculation agent determines that the originally scheduled coupon observation date is not a fixing day because of a scheduled holiday with respect to a basket exchange rate or potential lesser performing exchange rate, then the level of such basket exchange rate or potential lesser performing exchange rate for such coupon observation date will be the level on the fixing day immediately preceding the originally scheduled coupon observation date.

Notwithstanding the foregoing, if your notes are linked to a basket of exchange rates or the lesser performing of two or more exchange rates, one of which is the Brazilian real/United States dollar exchange rate, a coupon observation date or coupon observation dates may not be postponed as described above and may instead be postponed as described under “— Brazilian Real — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates, One of Which Is the Brazilian Real/United States Dollar Exchange Rate” below.

Brazilian Real

Notwithstanding the provisions specified above, if the applicable pricing supplement specifies that your notes will be linked to the Brazilian real/United States dollar exchange rate, the following rules will apply, unless otherwise specified in the applicable pricing supplement:

Notes Linked Solely to the Brazilian Real/United States Dollar Exchange Rate. The determination date, any averaging dates, the last day of a measurement period, any call observation dates or any coupon observation dates, if any, for notes linked solely to the Brazilian real/United States dollar exchange rate will be the dates specified in the applicable pricing supplement, unless the calculation agent determines that an unscheduled holiday occurs or is continuing on such day or such day is not otherwise a fixing day (except because of a scheduled holiday). In that event, the determination date, such averaging date, such call observation date, the last day of a measurement period or such coupon observation date will be the first following fixing day on which the calculation agent determines that neither an unscheduled holiday nor a scheduled holiday occurs or is continuing. However, the determination date, such averaging date, such call observation date, the last day of a measurement period or such coupon observation date will not be postponed by more than 10 scheduled business days. If the determination date, such averaging date, the last day of a measurement period, such call observation date or such coupon observation date is postponed to the last possible day, but an unscheduled holiday or scheduled holiday has occurred or is continuing on that day or such day is not otherwise a fixing day, that day will nevertheless be the determination date, averaging date, call observation date, last day of a measurement period or coupon observation date. If the originally scheduled stated maturity date, call payment date or coupon payment date is 5 or fewer scheduled business days following the applicable originally scheduled determination date, final averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, the stated maturity date, call payment date or coupon payment date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date, final averaging date, call observation date, last day of a measurement period or coupon observation date to and including the actual determination date, final averaging date, call observation date last day of a measurement period or coupon observation date. If, however, the originally scheduled stated maturity date, call payment date or coupon payment date is 10 or more scheduled business days following the applicable originally scheduled determination date, final averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, the stated maturity date, call payment date or coupon payment date will be postponed to the later of the originally scheduled stated maturity date, call payment date or coupon payment date or 3 scheduled business days following the postponed applicable determination date, final averaging date, call observation date, last day of a measurement period or coupon observation date. In the event that the calculation agent determines that an originally scheduled determination date, final averaging date, call observation date, last day of a measurement period or coupon observation date is not a fixing day because of a scheduled holiday, then such determination date, final averaging date, call observation date, last day of a measurement period or coupon observation date will be the fixing day immediately preceding the originally scheduled determination date, final averaging date, call observation date, last day of a measurement period or coupon observation date.

Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates, One of Which Is the Brazilian Real/United States Dollar Exchange Rate. The determination date, any averaging dates, any call observation dates, the last day of a measurement period or any coupon observation dates, if any, for the Brazilian real/United States dollar exchange rate will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that an unscheduled holiday occurs or is continuing on such day or such day is not otherwise a fixing day (except because of a scheduled holiday) with respect to the Brazilian real/United States dollar exchange rate. In that event, the determination date, such averaging date, such call observation date, the last day of a measurement period or such coupon observation date will be the first following fixing day on which the calculation agent determines that neither an unscheduled holiday nor a scheduled holiday has occurred or is continuing with respect to the Brazilian real/United States dollar exchange rate. However, the determination date, such averaging date, such call observation date, the last day of a measurement period or such coupon observation date will not be postponed by more than 10 scheduled business days. If an unscheduled holiday or scheduled holiday occurs or is continuing on the day that is the applicable last possible determination date, averaging date, call observation date, last day of a measurement period or coupon observation date or such last possible day is not otherwise a fixing day, that day will nevertheless be the determination date, averaging date, call observation date, last day of a measurement period or coupon observation date with respect to the Brazilian real/United States dollar exchange rate. If the originally scheduled stated maturity date, call payment date or coupon payment date is 5 or fewer scheduled business days following the applicable originally scheduled determination date, final averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, the stated maturity date, call payment date or coupon payment date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date, final averaging date, call observation date, last day of a measurement period or coupon observation date to and including the later of (i) the actual determination date, final averaging date, call observation date, last day of a measurement period or coupon observation date with respect to the Brazilian real/United States dollar exchange rate and (ii) the actual determination date, final averaging date, call observation date, last day of a measurement period or coupon observation date with respect to the exchange rate(s) other than the Brazilian real/United States dollar exchange rate. If, however, the originally scheduled stated maturity date, call payment date or coupon payment date is 10 or more scheduled business days following the applicable originally scheduled determination date, final averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, the stated maturity date, call payment date or coupon payment date will be the later of (i) the originally scheduled stated maturity date, call payment date or coupon payment date or (ii) 3 scheduled business days following the applicable postponed determination date, final averaging date, call observation date, last day of a measurement period or coupon observation date with respect to the Brazilian real/United States dollar exchange rate. Unless otherwise specified in the applicable pricing supplement, if the calculation agent determines that a determination date, averaging date, call observation date, last day of a measurement period or coupon observation date is not a fixing day because of a scheduled holiday with respect to an exchange rate, then the level of such exchange rate on such determination date, averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, will be the level on the immediately preceding fixing day.

As described below under “— Consequences of a Non-Fixing Day,” we will determine the value of each exchange rate other than the Brazilian real/United States dollar exchange rate as if the last possible determination date, averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, were being determined as specified under “— Determination Date,” “— Averaging Dates,” “— Measurement Periods,” “— Call Observation Dates” or “— Coupon Observation Dates” above. As a result, the last possible determination date, averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, for each such exchange rate may be prior to the last such possible day for the Brazilian real/United States dollar exchange rate. If the determination date or any averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, for any basket exchange rate or potential lesser performing exchange rate other than the Brazilian real/United States dollar exchange rate is postponed to the last possible date and such exchange rate is unavailable because of the occurrence of an unscheduled holiday or scheduled holiday, because such day is not a fixing day or for any other reason, the calculation agent will nevertheless determine on such determination date, averaging date, call observation date, last day of a measurement period or coupon observation date as postponed, the relevant exchange rate based on its assessment, made in its sole discretion, in a commercially reasonable manner. The calculation agent will make this determination with respect to any such exchange rate other than the Brazilian real/United States dollar exchange rate even if the related determination date, averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, with respect to the Brazilian real/United Stated dollar exchange rate can be postponed to a later date.

Consequences of a Non-Fixing Day

Notes Linked to a Single Exchange Rate. If an unscheduled holiday occurs or is continuing on a day that would otherwise be the determination date or any averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, or such day is not a fixing day (other than a scheduled holiday), then the determination date or applicable averaging date, call observation date or coupon observation date, as applicable, will be postponed as described under “— Determination Date — Notes Linked to a Single Exchange Rate”, “— Averaging Dates — Notes Linked to a Single Exchange Rate”, “— Call Observation Dates — Notes Linked to a Single Exchange Rate”, “— Measurement Periods — Notes Linked to a Single Exchange Rate”, “— Coupon Observation Dates — Notes Linked to a Single Exchange Rate” and “— Brazilian Real — Notes Linked Solely to the Brazilian Real/United States Dollar Exchange Rate”, as applicable, above. As a result of any of the foregoing, the stated maturity date, call payment date or coupon payment date, as applicable, may also be postponed, as described under “ — Stated Maturity Date”, “— Call Payment Dates”, “— Coupon Payment Dates” or “— Brazilian Real — Notes Linked Solely to the Brazilian Real/United States Dollar Exchange Rate,” as applicable, above. If the originally scheduled determination date, averaging date, call observation date, last day of a measurement period or coupon observation date is not a fixing day because of a scheduled holiday, such determination date, averaging date, call observation date, last day of a measurement period or coupon observation date will be the immediately preceding fixing day on which an unscheduled holiday does not occur and is not continuing as described under “— Determination Date — Notes Linked to a Single Exchange Rate”, “— Averaging Dates — Notes Linked to a Single Exchange Rate”, “— Call Observation Dates — Notes Linked to a Single Exchange Rate”, “— Coupon Observation Dates — Notes Linked to a Single Exchange Rate”, “— Measurement Periods — Notes Linked to a Single Exchange Rate” and “— Brazilian Real — Notes Linked Solely to the Brazilian Real/United States Dollar Exchange Rate” above and, as applicable, the stated maturity date, each succeeding averaging date, the call payment date or the coupon payment date, will not be postponed. If the calculation agent determines that the exchange rate is not available on the last possible date because an unscheduled holiday or scheduled holiday has occurred or is continuing or such date is otherwise a non-fixing day, the calculation agent will determine the exchange rate based on its assessment, made in its sole discretion, of the exchange rate on that day in a commercially reasonable manner.

Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates. If an unscheduled holiday occurs or is continuing on a day that would otherwise be the determination date, any averaging date, any call observation date, the last day of a measurement period or any coupon observation date or such day is not a fixing day (other than a scheduled holiday) with respect to any basket exchange rate or potential lesser performing exchange rate, then the determination date or applicable averaging date, call observation date, the last day of a measurement period or the coupon observation date, as applicable, will be postponed as described under “— Determination Date — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates”, “— Averaging Dates — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates”, “— Call Observation Dates — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates”, “— Measurement Periods — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates”, “— Coupon Observation Dates — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates” and “— Brazilian Real — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates, One of Which Is the Brazilian Real/United States Dollar Exchange Rate”, as applicable, above. As a result of any of the foregoing, the stated maturity date, call payment date or coupon payment date, as applicable, may also be postponed, as described under “ — Stated Maturity Date”, “— Call Payment Dates”, “Coupon Payments — Coupon Payment Dates” or “— Brazilian Real — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates, One of Which Is the Brazilian Real/United States Dollar Exchange Rate” above. If the originally scheduled determination date, averaging date, call observation date, last day of a measurement period or coupon observation date is not a fixing day because of a scheduled holiday with respect to a basket exchange rate or potential lesser performing exchange rate, then the level of such basket exchange rate or potential lesser performing exchange rate on such determination date, averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, will be the level on the immediately preceding fixing day, as described under “— Determination Date — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates”, “— Averaging Dates — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates”, “— Call Observation Dates — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates”, “— Measurement Periods — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates”, “— Coupon Observation Dates — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or

More Exchange Rates” and “— Brazilian Real — Notes Linked to a Basket of Exchange Rates or the Lesser Performing of Two or More Exchange Rates, One of Which Is the Brazilian Real/United States Dollar Exchange Rate” above and, as applicable, the stated maturity date, each succeeding averaging date, the call payment date or the coupon payment date, will not be postponed. If the determination date, any averaging date, call observation date, last day of a measurement period or any coupon observation date is postponed due to a non-fixing day with respect to one or more of the exchange rates, the level for the determination date, any postponed averaging date, any call observation date, the last day of a measurement period or any coupon observation date, as applicable, will be calculated based on (i) the level of each of the basket exchange rates or potential lesser performing exchange rates that is not affected by the non-fixing day, if any, on the originally scheduled determination date or the applicable originally scheduled averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, with respect to each such basket exchange rate or potential lesser performing exchange rate, if any, (ii) the level of each of the basket exchange rates or potential lesser performing exchange rates that is affected by the non-fixing day on the first fixing day following the originally scheduled determination date, averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, through the last possible postponed determination date, averaging date, call observation date, last day of a measurement period or coupon observation date, as the case may be, on which neither an unscheduled holiday nor a scheduled holiday has occurred or is continuing for that exchange rate or (iii) the calculation agent’s assessment, in its sole discretion, of the level of the basket exchange rate or potential lesser performing exchange rate on the last possible postponed determination date, averaging date, call observation date, last day of a measurement period or coupon observation date, as the case may be, with respect to each basket exchange rate or lesser performing exchange rate as to which an unscheduled holiday, scheduled holiday or non-fixing day continues through the last possible postponed determination date, averaging date, call observation date or coupon observation date, subject to the next sentence. As described under “— Brazilian Real”, if your notes are linked to a basket of exchange rates or the lesser performing of two or more exchange rates and one of those exchange rates is the Brazilian real/United States dollar exchange rate, the calculation agent will calculate the values of any basket exchange rate or potential lesser performing exchange rate other than the Brazilian real/United States dollar exchange rate as if the last possible postponed determination date, averaging date, call observation date, last day of a measurement period or coupon observation date, as the case may be, were the last possible determination date, averaging date, call observation date, last day of a measurement period or coupon observation date, as applicable, determined as specified under   “— Determination Date,” “— Averaging Dates”, “— Measurement Periods”, “— Call Observation Dates” or “— Coupon Observation Dates”. As result, each basket exchange rate or potential lesser performing exchange rate other than the Brazilian real/United States dollar exchange rate will have a last possible determination date, averaging date, call observation date, last day of a measurement period or coupon observation date that is earlier than the last possible determination date, averaging date, call observation date, last day of a measurement period or coupon observation date for the Brazilian real/United States dollar exchange rate. As a result of the foregoing, the level of different exchange rates could be determined on different calendar dates. For the avoidance of doubt, once one or more basket exchange rates or potential lesser performing exchange rates is determined for a determination date, averaging date, call observation date, last day of a measurement period or coupon observation date, the occurrence of a later non-fixing day will not alter such calculation.

Role of Calculation Agent

As of the date of this currency terms supplement no. 2,013, GS&Co. is serving as the calculation agent for the notes. The calculation agent, in its sole discretion, will make all determinations regarding the amount payable on your notes and any other determination as applicable or as specified in the applicable product supplement, if any, and applicable pricing supplement. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We may change the calculation agent after the issue date without notice and the calculation agent may resign as calculation agent at any time upon 60 days’ written notice to us.

Interest Payments

Your notes may bear interest if so specified in the applicable pricing supplement. Interest will accrue on the face amount of your notes and will be calculated and paid as described in the accompanying prospectus with regard to fixed rate notes or floating rate notes, except that the interest rate and the interest payment dates will be those specified in the applicable pricing supplement. If the stated maturity date does not occur on the date specified in the applicable pricing supplement, however, the interest payment date scheduled for that date will instead occur on the postponed stated maturity date. No interest will accrue from and including the originally scheduled stated maturity date to and including the postponed stated maturity date, if the stated maturity date is so postponed.

Our Redemption Right

Redemption Right

If so specified in the applicable pricing supplement, we may, at our sole option, redeem your notes on or after the initial redemption date, in whole or in part, for mandatory exchange into cash at the redemption price specified in the applicable pricing supplement. If we elect to redeem your notes, we will pay you for the face amount of your notes to be redeemed an amount in cash equal to the redemption price on the redemption date in exchange for your notes to be redeemed, and no payment on your notes so redeemed will be made thereafter.

Redemption Date. If we elect to exercise our redemption right, we will specify the redemption date in the notice of redemption. We may specify (i) any fixing day on or after the initial redemption date or (ii) the stated maturity date (whether or not it is a fixing day) as the redemption date, unless otherwise specified in the applicable pricing supplement.

Redemption Price. If we elect to exercise our redemption right, we will specify (i) an amount in cash or (ii) a formula by which an amount in cash may be determined as the redemption price in the notice of redemption. The redemption price will never be less than the face amount of your notes.

Notice of Redemption. If we elect to exercise our redemption right, we will deliver a notice of redemption at least 30 but not more than 60 calendar days prior to the redemption date, unless otherwise specified in the applicable pricing supplement.

Price Dependent Redemption Right

If so specified in the applicable pricing supplement, we may have the option to redeem the notes, in whole or in part, for mandatory exchange into cash during the price dependent redemption period (as defined below), which we can exercise at our sole discretion only if the level of an exchange rate or the basket level, as applicable, on the fixing day immediately preceding the redemption notice date (as defined below) is greater, less than or equal to the upper or lower threshold level specified in such pricing supplement. If we elect to redeem your notes in such cases, your notes to be redeemed will be mandatorily exchanged for cash as described under the subsection entitled “— Redemption Right” above.

Price Dependent Redemption Period. If we elect to exercise our price dependent redemption right, the applicable pricing supplement will specify the period during which the mandatory exchange of your notes to be redeemed for cash may be effected.

Redemption Notice Date. The redemption notice date is the date the notice of redemption is delivered to the holder of your notes and the trustee. If we elect to exercise our price dependent redemption right, the redemption notice date must fall within the price dependent redemption period, unless otherwise specified in the applicable pricing supplement.

Defeasance, Default Amount, Other Terms

Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

•	the default amount will be payable on any acceleration of the maturity of your notes as described under “— Special Calculation Provisions” below;
•	a business day for your notes will have the meaning described under “— Special Calculation Provisions” below; and
•	a fixing day for your notes will have the meaning described under “— Special Calculation Provisions” below.

Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to GS Finance Corp. in the applicable pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Limited Events of Default

The only events of default for the notes are (i) payment defaults that continue for a 30 day-grace period and (ii) certain insolvency events. No other breach or default under our senior debt indenture or the notes will result in an event of default for the notes or permit the trustee or holders to accelerate the maturity of the notes - that is, they will not be entitled to declare the face or principal amount of any notes to be immediately due and payable. See “Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements” and “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default — Securities Issued Under the 2008 GSFC Indenture” in the accompanying prospectus for further details.

Default Amount on Acceleration

If an event of default occurs and the maturity of your notes is accelerated, we will pay the default amount in respect of the principal of your notes at the maturity. We describe the default amount under “— Special Calculation Provisions” below.

For the purpose of determining whether the holders of our Series F medium-term notes, which include the notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of each note as the outstanding principal amount of that note. Although the terms of the notes differ from those of the other Series F medium-term notes, holders of specified percentages in principal amount of all Series F medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series F medium-term notes, including the notes offered hereby, except with respect to certain Series F medium-term notes if the terms of such notes specify that the holders of specified percentages in principal amount of all of such notes must also consent to such action. This action may involve changing some of the terms that apply to the Series F medium-term notes or waiving some of our obligations under the indenture. In addition, certain changes to the indenture and the notes that only affect certain debt securities may be made with the approval of holders of a majority in principal amount of such affected debt securities. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification of the Debt Indentures and Waiver of Covenants”.

Manner of Payment

Any payment on your notes at maturity or upon redemption will be made to an account designated by the holder of your notes and approved by us, or at the office of the trustee in New York City, but only when your notes are surrendered to the trustee at that office. If the applicable pricing supplement specifies that your notes bear interest, we may pay interest due on any interest payment date by check mailed to the person who is the holder on the regular record date. We also may make any payment in accordance with the applicable procedures of the depositary.

Modified Business Day

As described in the accompanying prospectus, any payment on your notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your notes, however, the term business day has a different meaning than it does for other Series F medium-term notes. We discuss this term under “— Special Calculation Provisions” below.

Special Calculation Provisions

Business Day

When we refer to a business day with respect to your notes, we mean a day that is a New York business day of the kind described in the accompanying prospectus, unless otherwise specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement or the context otherwise requires, when we refer to a scheduled business day, we mean a day that is scheduled to be such a day as of the trade date.

Level of an Exchange Rate

Unless otherwise specified in the applicable product supplement, if any, or the applicable pricing supplement, the level of an exchange rate on any day will be determined by the calculation agent by reference to the source (the “relevant source”) as specified below. If such relevant source provides an exchange rate reflecting the number of U.S. dollars per 1 unit of a relevant currency, the calculation agent will convert such exchange rate to represent the number of units of the relevant currency per 1 U.S. dollar.

Australian Dollar/United States Dollar exchange rate

The AUD/USD exchange rate (expressed as the AUD value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT12” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Brazilian Real/United States Dollar exchange rate

The BRL/USD exchange rate (expressed as the BRL value of one U.S. dollar) will be determined by reference to the Brazilian real/U.S. dollar offered rate for U.S. Dollars for settlement in two Business Days reported by the Banco Central do Brasil on SISBACEN Data System under transaction code PTAX-800 (“Consulta de Cambio” or Exchange Rate Inquiry), Option 5 (“Cotacões para Contabilidade” or “Rates for Accounting Purposes”) (the “PTAX BRL Rate”) by approximately 1:15 p.m., São Paulo time (or any successor or replacement service or page).

However, if the calculation agent determines in its sole discretion, on any day in which the EMTA surveys financial institutions as part of the EMTA BRL Industry Survey or the EMTA BRL Indicative Survey, that the PTAX BRL Rate differs from the BRL12 (as defined below) or, if the BRL12 rate is unavailable, differs from the BRL13 (as defined below) by more than 3%, such date will be deemed a non-fixing day. If the PTAX BRL Rate is available on such date but both BRL12 and BRL13 are unavailable, then such date will be deemed a non-fixing day.

If the PTAX BRL Rate is unavailable, the calculation agent will determine the BRL/USD exchange rate by reference to BRL12. If both the PTAX BRL Rate and BRL12 are unavailable, the calculation agent will determine the BRL/USD exchange rate by reference to BRL13. If the PTAX BRL Rate, BRL12 and BRL13 are all unavailable, such date will be deemed a non-fixing day.

“BRL12” means, the spot rate for the Brazilian real/U.S. dollar specified rate for U.S. Dollars, expressed as the amount of Brazilian reals per one U.S. dollar, for settlement in two business days, as published on EMTA’s web site (www.emta.org) at approximately 3:45 p.m. (São Paulo time), or as soon thereafter as practicable on such date. The spot rate shall be calculated by EMTA (or a service provider EMTA may select in its sole discretion) pursuant to the EMTA BRL Industry Survey Methodology (which means a methodology, dated as of March 1, 2004, as amended from time to time, for a centralized industry-wide survey of financial institutions in Brazil that are active participants in the Brazilian real/U.S. dollar spot markets for the purpose of determining the EMTA BRL Industry Survey Rate).

“BRL13” means, the spot rate for the Brazilian real/U.S. dollar specified rate for U.S. dollars, expressed as the amount of Brazilian reals per one U.S. dollar, for settlement in two business days, as published on EMTA’s web site (www.emta.org) at approximately 12:00 p.m. (São Paulo time), or as soon thereafter as practicable, on such date. The spot rate shall be calculated by EMTA (or a service provider EMTA may select in its sole discretion) pursuant to the EMTA BRL Indicative Survey Methodology (which means a methodology, dated as of March 1, 2004, as amended from time to time, for a centralized industry-wide survey of financial institutions that are active participants in the Brazilian real/U.S. dollar markets for the purpose of determining the EMTA BRL Indicative Survey Rate).

Canadian Dollar/United States Dollar exchange rate

The CAD/USD exchange rate (expressed as the CAD value of one U.S. dollar) will be determined by reference to the rate for settlement in one Business Day published by WM Company which appears on the Reuters Page “WMRSPOT09” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Swiss Franc /United States Dollar exchange rate

The CHF/USD exchange rate (expressed as the CHF value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT07” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Chilean Peso/United States Dollar exchange rate

The CLP/USD exchange rate (expressed as the CLP value of one U.S. dollar) will be determined by reference to the Chilean Peso/U.S. Dollar “observado” rate for settlement for the previous day reported by the Banco Central de Chile (www.bcentral.cl) as the “Dólar Observado” (Dollar Observado) rate by not later than 10:30 a.m., Santiago time (or any successor or replacement service or page).

Chinese Renminbi/United States Dollar exchange rate

The CNY/USD exchange rate (expressed as the CNY value of one U.S. dollar) will be determined by reference to the Chinese Renminbi/U.S. Dollar official fixing rate for settlement in two Business Days reported by the People’s Bank of China, Beijing, People’s Republic of China, which appears on the Reuters Screen “SAEC” Page opposite the symbol “USDCNY=” at approximately 9:15 a.m., Beijing time, (or any successor or replacement service or page).

Czech Koruna/United States Dollar exchange rate

The CZK/USD exchange rate (expressed as the CZK value of one U.S. dollar) will be determined reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT05” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Euro/United States Dollar exchange rate

The EUR/USD exchange rate (expressed as the EUR value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT05” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

British Pound/United States Dollar exchange rate

The GBP/USD exchange rate (expressed as the GBP value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT07” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Hungarian Forint/United States Dollar exchange rate

The HUF/USD exchange rate (expressed as the HUF value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT06” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Indonesian Rupiah/United States Dollar exchange rate

The IDR/USD exchange rate (expressed as the IDR value of one U.S. dollar) will be determined by reference to the Indonesian Rupiah/U.S. Dollar weighted average spot rate in the interbank market based on traded IDR/USD spot foreign exchange transactions from 8:00 a.m. through 9:45 a.m., Jakarta time, which are captured on a real time basis, for settlement in two Business Days, published by Bank Indonesia, which appears on the Thomson Reuters Screen JISDOR Page at approximately 10:00 a.m., Jakarta time (or any successor or replacement service or page).

Israeli Shekel/United States Dollar exchange rate

The ILS/USD exchange rate (expressed as the ILS value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT16” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Indian Rupee/United States Dollar exchange rate

The INR/USD exchange rate (expressed as the INR value of one U.S. dollar) will be determined by reference to the Indian Rupee/U.S. Dollar reference rate for settlement in two Business Days reported by the Reserve Bank of India which appears on the Reuters Screen RBIB Page at approximately 12:30 p.m., Mumbai time (or any successor or replacement service or page).

Japanese Yen/United States Dollar exchange rate

The JPY/USD exchange rate (expressed as the JPY value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT12” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Korean Won/United States Dollar exchange rate

The KRW/USD exchange rate (expressed as the KRW value of one U.S. dollar) will be determined by reference to the Korean Won/U.S. Dollar market average rate for settlement in two Business Days reported by the Korea Financial Telecommunications and Clearing Corporation which appears on the Reuters Screen KFTC18 Page to the right of the caption "USD Today" that is available at approximately 3:30 p.m., Seoul time, or as soon thereafter as practicable (or any successor or replacement service or page).

Mexican Peso/United States Dollar exchange rate

The MXN/USD exchange rate (expressed as the MXN value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT10” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Malaysian Ringgit/United States Dollar exchange rate

The MYR/USD exchange rate (expressed as the MYR value of one U.S. dollar) will be determined by reference to the Malaysian Ringgit/U.S. Dollar spot rate at 11:00 a.m., Singapore time for settlement in two Business Days, reported by the Association of Banks in Singapore, which appears on the Telerate Page 50157 to the right of the caption “Spot” under the column “MYR” at approximately 11:30 a.m., Singapore time (or any successor or replacement service or page).

Norwegian Krone/United States Dollar exchange rate

The NOK/USD exchange rate (expressed as the NOK value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT06” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

New Zealand Dollar/United States Dollar exchange rate

The NZD/USD exchange rate (expressed as the NZD value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT13” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Philippine Peso/United States Dollar exchange rate

The PHP/USD exchange rate (expressed as the PHP value of one U.S. dollar) will be determined by reference to the Philippine Peso/U.S. Dollar morning weighted average rate for settlement in one Business Day reported by the Philippine Dealing System PDEX which appears on the Reuters Screen PDSPESO Page to the right of the caption “AM WT AVE” at approximately 11:30 a.m., Manila time, or as soon thereafter as practicable (or any successor or replacement service or page).

Polish Zloty/United States Dollar exchange rate

The PLN/USD exchange rate (expressed as the PLN value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT06” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Russian Ruble/United States Dollar exchange rate

The RUB/USD rate (expressed as the RUB value of one U.S. dollar) will be determined by reference to the Russian Ruble/U.S. Dollar Specified Rate for settlement in one Business Day, calculated by the Chicago Mercantile Exchange (“CME”) and as published on CME’s website, which appears on the Reuters Screen EMTA Page, at approximately 1:30 p.m., Moscow time (or any successor or replacement service or page).

Swedish Krona/United States Dollar exchange rate

The SEK/USD exchange rate (expressed as the SEK value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT07” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Singapore Dollar/United States Dollar exchange rate

The SGD/USD exchange rate (expressed as the SGD value of one U.S. dollar) will be determined by reference to the Singapore Dollar/U.S. Dollar spot rate at 11:00 a.m., Singapore time, for settlement in two Business Days, reported by the Association of Banks in Singapore which appears on the Telerate Page 50157 to the right of the caption “Spot” under the column “SGD” at approximately 11:30 a.m., Singapore time (or any successor or replacement service or page).

Turkish Lira/United States Dollar exchange rate

The TRY/USD exchange rate (expressed as the TRY value of one U.S. dollar) will be determined by reference to the rate for settlement in one Business Day published by WM Company which appears on the Reuters Page “WMRSPOT07” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Taiwanese Dollar/ United States Dollar exchange rate

The TWD/USD exchange rate (expressed as the TWD value of one U.S. dollar) will be determined by reference to the Taiwanese Dollar/U.S. Dollar spot rate for settlement in two Business Days reported by the Taipei Forex Inc. which appears on the Reuters Screen TAIFX1 Page under the heading “Spot” as of 11:00 a.m., Taipei time (or any successor or replacement service or page).

South African Rand/United States Dollar exchange rate

The ZAR/USD exchange rate (expressed as the ZAR value of one U.S. dollar) will be determined by reference to the rate for settlement in two Business Days published by WM Company which appears on the Reuters Page “WMRSPOT17” under the caption “MID” that is available at approximately 4:00 p.m., London time (or any successor or replacement service or page).

Fixing Day

When we refer to a fixing day with respect to your notes, we mean, unless otherwise specified in the applicable product supplement, if any, or applicable pricing supplement, for each exchange rate, a day on which the applicable exchange rate is published by the relevant source.

As described under “— Brazilian Real/United States Dollar exchange rate” above, with respect to the BRL/USD exchange rate, in some cases even though the relevant source may be published on a day, that day may nonetheless be deemed to be a non-fixing day.

Unscheduled and Scheduled Holiday

Unscheduled holiday means, with respect to any exchange rate, a day on which the exchange rate for such day will not be published and displayed on the relevant source at the relevant time and the market is made aware of such unscheduled holiday (by means of a public announcement or by reference to other publicly announced information) after 9:00 a.m. New York time on the date that is two fixing days prior to the unscheduled holiday.

Scheduled holiday means, with respect to any exchange rate, a day on which the exchange rate for such day will not be published and displayed on the relevant source at the relevant time and the market is made aware of such scheduled holiday (by means of a public announcement or by reference to other publicly announced information) at or before 9:00 a.m. New York time on the date that is two fixing days prior to the scheduled holiday.

Default Amount

The default amount for your notes on any day (except as provided in the last sentence under “— Default Quotation Period” below) will be an amount, in the specified currency for the principal of your notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your notes. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of your notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your notes, which we describe below, the holder and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period. The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or
•	every quotation of that kind obtained is objected to within five business days after the due day as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two-business-day objection period have not ended before the determination date, then the default amount will equal the principal amount of your notes.

Qualified Financial Institutions. For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and that is, or whose securities are, rated either:

•	A-1 or higher by Standard & Poor’s Ratings Services, or any successor, or any other comparable rating then used by that rating agency, or
•	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Use of Proceeds

We intend to lend the net proceeds from the sale of the notes to The Goldman Sachs Group, Inc. or its affiliates. The Goldman Sachs Group, Inc. expects to use the proceeds from such loans for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the offered notes as described below.

Hedging

In anticipation of the sale of the notes, we and/or our affiliates have entered into, or expect to enter into, hedging transactions involving purchases of futures and/or other instruments linked to foreign currencies on or before the trade date. In addition, from time to time after we issue the notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the notes and perhaps in connection with other notes we issue, some of which may have returns linked to any one or more foreign currencies. Consequently, with regard to your notes, from time to time, we and/or our affiliates:

•	expect to acquire or dispose of positions in listed or over-the-counter options, futures or other instruments linked to the applicable exchange rate or rates or applicable currencies;
•	may take or dispose of positions in listed or over-the-counter options or other instruments based on foreign currencies; and/or
•

may take short positions in the other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser.

We and/or our affiliates may acquire a long or short position in securities similar to your notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we and/or our affiliates expect to close out hedge positions relating to the notes and perhaps relating to other notes with returns linked to the exchange rate or rates or other foreign currencies. We expect these steps to involve sales of instruments linked to the exchange rate or rates on or shortly before the determination date. These steps also may involve sales and/or purchases of some or all of over-the-counter options, futures or other instruments linked to any one or more of the exchange rates.

The hedging activity discussed above may adversely affect the market value of your notes from time to time and the value of the consideration that we will deliver on your notes at maturity. See “Additional Risk Factors Specific to the Notes — Hedging Activities by Goldman Sachs or our Distributors May Negatively Impact Investors in the Notes and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes” above for a discussion of these adverse effects.

Supplemental Discussion of Federal Income Tax Consequences

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement.

The following section is the opinion of Sidley Austin llp, United States tax counsel to us and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•	a bank;
•	a life insurance company;
•	a tax exempt organization;
•	a partnership;
•	a regulated investment company;
•	a person that owns a note as a hedge or that is hedged against interest rate;
•	a person that purchases or sells the notes as part of a wash-sale for tax purposes;
•	a person that owns a note as part of a straddle or conversion transaction for tax purposes; or
•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. Depending upon the specific terms of your notes, the U.S. federal income tax consequences of owning these notes may be uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

The following discussion addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this currency terms supplement no. 2,013 but it does not address the tax treatment of any particular note. Accordingly, tax consequences different from those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your notes and you are:

•	a citizen or resident of the United States;
•	a domestic corporation;
•	an estate whose income is subject to U.S. federal income tax regardless of its source; or
•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes

Unless otherwise indicated in the applicable pricing supplement, we intend to treat the notes issued pursuant to this currency terms supplement no. 2,013 as indebtedness for U.S. federal income tax purposes and except as provided below under “— U.S. Federal Income Tax Treatment of the Notes Other Than as Indebtedness for U.S. Federal Income Tax Purposes,” the balance of this summary assumes that the notes are treated as indebtedness for U.S. federal income tax purposes. However, the treatment of a note as indebtedness for U.S. federal income tax purposes depends on a number of factors, and if the notes are not properly treated as indebtedness for U.S. federal income tax purposes, the U.S. federal income tax treatment of investors in such notes may be different from that described below.

For a detailed discussion of the treatment of the notes as indebtedness for U.S. federal income tax purposes, see “United States Taxation —Taxation of Debt Securities” in the prospectus.

Contingent Payment Debt Instruments. Certain notes may be taxed pursuant to the rules applicable to “contingent payment debt instruments” (“CPDIs”). The applicable pricing supplement will indicate whether we intend to treat a note as a debt instrument that must be taxed pursuant to the special U.S. Treasury Regulations applicable to CPDIs (the “CPDI Regulations”). Under applicable U.S. Treasury Regulations governing debt instruments with payments denominated in, or determined by reference to, more than one currency, for persons whose functional currency is the U.S. dollar, the notes will not be foreign currency denominated debt instruments if the “predominant” currency of the notes is the U.S. dollar, which is generally expected to be the case. The discussion below assumes that the notes will be treated as being denominated in U.S. dollars, and payments on the notes determined by reference to currencies other than the U.S. dollar will be treated as contingent payments under the CPDI Regulations.

Under the CPDI Regulations, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for your notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes (the “comparable yield”) and then determining as of the issue date a payment schedule that would produce the comparable yield. Under these rules, you will only accrue interest based on the comparable yield. You will not have to separately include the coupon that you receive, except to the extent of any positive or negative adjustments discussed below.

The applicable pricing supplement will include the comparable yield and projected payment schedule for the notes. You are required to use the comparable yield and projected payment schedule that we compute in determining your interest accruals in respect of your notes, unless you timely disclose and justify on your U.S. federal income tax return the use of a different comparable yield and projected payment schedule.

The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of your notes, and we make no representation regarding the amount of contingent payments with respect to your notes.

If, during any taxable year, the actual payments with respect to the notes exceed the projected payments for that taxable year, you will incur a “net positive adjustment” under the CPDI Regulations equal to the amount of such excess. You will treat a net positive adjustment as additional interest income in that taxable year.

If, during any taxable year, the actual payments with respect to the notes are less than the amount of projected payments for that taxable year, you will incur a “net negative adjustment” under the CPDI Regulations equal to the amount of such deficit. This net negative adjustment will (a) reduce your interest income on the notes for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of your interest income on the notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any net negative adjustment in excess of the amounts described in (a) and (b) will be carried forward as a negative adjustment to offset future interest income with respect to the notes or to reduce the amount realized on a sale, exchange, redemption or repurchase of the notes. A net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions.

Furthermore, it is possible that any Form 1099-OID you receive in respect of the notes may not take net negative or positive adjustments into account and therefore may overstate or understate your interest inclusions. You should consult your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

If you purchase your notes at a price other than their adjusted issue price as determined for tax purposes, you must determine the extent to which the difference between the price you paid for your notes and their adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and reasonably allocate the difference accordingly. If the adjusted issue price of your notes is greater than the price you paid for your notes, you must make positive adjustments increasing (i) the amount of interest that you would otherwise accrue and include in income each year, and (ii) the amount of ordinary income (or decreasing the amount of ordinary loss) recognized upon the sale, exchange, redemption or maturity, by the amounts allocated to each of interest and projected payment schedule; if the adjusted issue price of your notes is less than the price you paid for your notes, you must make negative adjustments, decreasing (i) the amount of interest that you must include in income each year, and (ii) the amount of ordinary income (or increasing the amount of ordinary loss) recognized upon the sale, exchange, redemption or maturity by the amounts allocated to each of interest and projected payment schedule. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

The adjusted issue price of your notes will equal your notes’ original issue price plus any interest deemed to be accrued on your notes (under the CPDI Regulations) as of the time you purchase your notes, decreased by the amount of any non-contingent payment and the projected amount of any contingent payment previously made with respect to the notes. The original issue price of your notes is equal to the first price at which a substantial amount of the notes is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

You will recognize income or loss upon the sale, exchange, redemption or maturity of your notes in an amount equal to the difference, if any, between the amount of cash you receive at such time and your adjusted basis in your notes. In general, your adjusted basis in your notes will equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes (in accordance with the comparable yield for your notes), decreased by the amount of any non-contingent payment and the projected amount of any contingent payment previously made to you with respect to your notes and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchase your notes at a price other than the adjusted issue price determined for tax purposes.

Any income you recognize upon the sale, exchange, redemption or maturity of your notes will be ordinary interest income. Any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and, thereafter, capital loss. If you are a noncorporate holder, you would generally be able to use an ordinary loss to offset your income only in the taxable year in which you recognize the ordinary loss and would generally not be able to carry such ordinary loss forward or back to offset income in other taxable years.

Certain Other Debt Securities. Certain notes that we intend to treat as indebtedness for U.S. federal income tax purposes may be subject to special rules. The applicable pricing supplement will discuss the principal U.S. federal income tax consequences with respect to notes that are subject to any special rules not described in the accompanying prospectus or herein (including notes treated as denominated in a currency other than the U.S. dollar).

U.S. Federal Income Tax Treatment of the Notes Other Than as Indebtedness for U.S. Federal Income Tax Purposes

Certain Notes Treated as Pre-Paid Derivative Contracts

We may treat certain notes as pre-paid derivative contracts (which are income bearing pre-paid derivative contracts if the notes bear a coupon) for U.S. federal income tax purposes. The applicable pricing supplement will indicate whether we intend to treat a note as a pre-paid derivative contract for U.S. federal income tax purposes. This section describes the principal U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of a note that we intend to treat as a pre-paid derivative contract.

Although this section is based on the Internal Revenue Code, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly discusses how the notes described in this section should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in the notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

Under one reasonable approach, the notes described in this section should be treated as pre-paid derivative contracts with respect to the relevant exchange rate or exchange rates. You will be obligated pursuant to the terms of the notes — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your notes for all tax purposes as a pre-paid derivative contract with respect to the relevant exchange rate or exchange rates. Except as otherwise stated below the discussion below assumes that your notes will be so treated.

If your notes bear a coupon, it is likely that any coupon will be taxed as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

Upon the sale, exchange, redemption or maturity of your notes, you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or maturity (excluding amounts attributable to any unpaid coupons) and your tax basis in your notes. Your tax basis in your notes will generally be equal to the amount you paid for the notes. Such gain or loss will generally be exchange gain or loss to the extent such gain or loss is attributable to changes in the value of the relevant exchange rate or exchange rates. Gain or loss that is not attributable to changes in the value of the relevant exchange rate or exchange rates should generally be capital gain or loss.

Unless you make the election discussed below, the exchange gain or loss will generally be treated as U.S.-source ordinary income or loss. If you are a noncorporate holder, you would generally be able to use an ordinary loss to offset your income only in the taxable year in which you recognize the ordinary loss and would generally not be able to carry such ordinary loss forward or back to offset income in other taxable years.

It would be reasonable to take the position that you are permitted to elect to treat the gain or loss that you recognize with respect to your notes as capital gain or loss, which would be long-term capital gain or loss if you have held your notes for more than one year. More specifically, a taxpayer may elect to treat the gain or loss from a “forward contract” or a “similar financial instrument” with respect to foreign currency as capital gain or loss. We believe that it would be reasonable to take the position that the notes should be treated as a “forward contract” or a “similar financial instrument” for this purpose and that therefore you can make the election with respect to your notes.

You may make the election described above by clearly identifying your notes as subject to such election in your books and records on the date you acquire your notes. You must further verify your election by attaching a statement to your income tax return which must (i) set forth a description and date of the election, (ii) state that the election was entered into before the close of the date that you acquired your notes, (iii) describe any security for which this election was in effect on the date such security was exercised, sold or exchanged during the taxable year, (iv) state that your notes were never part of a “straddle” as defined in Section 1092 of the Internal Revenue Code, and (v) state that all transactions subject to the election are included on the statement. Alternatively, you will be treated as having satisfied the election and verification requirements if you acquire, hold and dispose of your notes in an account with an unrelated broker or dealer and the following requirements are met: (i) only transactions entered into on or after the date the account was established may be recorded in the account, (ii) transactions involving the notes are entered into the account on the date the transactions are entered into, and (iii) the broker or dealer provides you with a statement detailing the transactions conducted through the account and includes in such statement the following language: “Each transaction identified in this account is subject to the election set forth in section 988(a)(1)(B).” Your election may not be effective if you do not comply with the election and verification requirements. You should consult your tax advisor about how this election might be made with respect to your notes.

Any capital gain or loss that you recognize in respect of the notes should generally be short-term capital gain or loss if you hold the notes for one year or less and should be long-term capital gain or loss if you hold the notes for more than one year. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

Depending upon the specific terms of your notes, the U.S. federal income tax consequences of your investment in the notes may be uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatment

There is no judicial or administrative authority discussing how notes described in this section should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. In particular, the Internal Revenue Service could take the position that the election described above, which generally permits a taxpayer to treat the gain or loss from a “forward contract” or a “similar financial instrument” with respect to foreign currency as capital gain or loss, is not available to a holder of a derivative contract of the type that is represented by your notes. Accordingly, it is possible that any gain or loss you might recognize with respect to the notes that is attributable to changes in the value of the relevant exchange rate or exchange rates could be U.S. source ordinary income or loss even if you make the election described above.

In addition, the Internal Revenue Service could treat your notes as a single debt instrument subject to special rules governing CPDIs, as described in detail above under “— U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Payment Debt Instruments.”

It is also possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you different from those described above. In December, 2007, the Internal Revenue Service issued Revenue Ruling 2008-1, which concluded that an instrument with a term of three years that was economically equivalent to a euro-denominated deposit — i.e., an instrument issued for 75 euros, promising market rate interest in euros, and a return of 75 euros at maturity — should be treated as euro-denominated indebtedness notwithstanding that it is denominated in U.S. dollars (e.g., is issued and repaid for an amount in U.S. dollars that is equal to the current value of 75 euros). While the application of Revenue Ruling 2008-1 to any particular notes will depend on the exact terms of the notes, for any notes which we intend to treat as pre-paid derivative contracts with respect to the relevant exchange rate or exchange rates, we do not believe the notes are economically equivalent to deposits in the currencies that make up the relevant exchange rate or exchange rates. We therefore think that the better view is that Revenue Ruling 2008-1 does not apply to notes which we intend to treat as pre-paid derivative contracts with respect to the relevant exchange rate or exchange rates. However, the intended ambit of this ruling is not clear, and the Internal Revenue Service could take the view that Revenue Ruling 2008-1 or the principles of Revenue Ruling 2008-1 should apply to your notes. Under such a view, it is possible that your notes could be treated as one or more debt instruments denominated in the currencies that make up the relevant exchange rate or exchange rates.

In addition, it is possible that the notes could be treated as “foreign currency contracts” within the meaning of Section 1256 of the Internal Revenue Code, in which case a United States holder’s U.S. federal income tax treatment could be different from that described above.

It is possible that the Internal Revenue Service could assert that, while your notes should generally be characterized as described above, the gain you recognize upon the sale, exchange, redemption or maturity of your notes should be treated as ordinary income.

It is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you different from those described above. You should consult your tax advisor as to possible alternative characterizations of your notes for U.S. federal income tax purposes.

Possible Change in Law

In 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments, such as notes treated as pre-paid derivative contracts with respect to the relevant exchange rate or exchange rates, after the bill was enacted to accrue interest income over the term of such notes regardless of whether any interest payments are made over the term of such notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of notes we intend to treat as pre-paid derivative contracts with respect to the relevant exchange rate or exchange rates.

In addition, on December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument similar to notes we intend to treat as pre-paid derivative contracts with respect to the relevant exchange rate or exchange rates, including whether the holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, we intend to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described in this section unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes described in this section.

U.S. Treasury Regulations Requiring Disclosure of Reportable Transactions

U.S. Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds. Under these regulations, a United States holder that recognizes a loss with respect to the notes that is attributable to changes in the spot exchange rate of a foreign currency will be required to report the loss on Internal Revenue Service Form 8886 if such loss exceeds the thresholds set forth in the regulations.

For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult your tax advisor regarding any tax filing and reporting obligations — including any protective filings — that ought to be made in connection with any loss realized in connection with acquiring, owning and disposing of notes.

Backup Withholding and Information Reporting

Please see the discussion under “United States Taxation ― Taxation of Debt Securities ― Backup Withholding and Information Reporting ― United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes. These rules will apply even if we do not intend to treat the notes as debt for tax purposes.

United States Alien Holders

This section applies to you only if you are a United States alien holder. You are a United States alien holder if you are the beneficial owner of notes and are, for U.S. federal income tax purposes:

•	a nonresident alien individual;
•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from notes.

If, according to the applicable pricing supplement, we intend to treat a note as indebtedness for U.S. federal income tax purposes, please see the discussion under “United States Taxation — Taxation of Debt Securities — United States Alien Holders” in the accompanying prospectus for a description of the tax consequences relevant to you. The remainder of this section is not applicable to you.

If we intend to treat the notes as pre-paid derivative contracts with respect to the relevant exchange rate or exchange rates and your notes bear a coupon, because the U.S. federal income tax treatment (including the applicability of withholding) of the coupon payments on the notes is uncertain, in the absence of further guidance, we intend to withhold on the coupon payments (including any coupon payments on your notes at maturity) made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a United States alien holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the payments were characterized as contract fees). Withholding also may not apply to coupon payments made to you if: (i) the coupon payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for U.S. federal income tax purposes, (ii) the coupon payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the U.S. Internal Revenue Service.

“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate United States alien holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

Whether or not your notes bear a coupon, you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your notes and, regardless of whether we intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation – Taxation of Debt Securities – Backup Withholding and Information Reporting – United States Alien Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective United States alien holders of the notes should consult their tax advisors in this regard.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments treated as pre-paid forward contracts should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effects, that would cause payments on your notes to be subject to withholding, even if you comply with certification requirements as to your foreign status.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to FATCA withholding. However, according to published guidance, the withholding tax described above will not apply to payments of gross proceeds from the sale, exchange, redemption or other disposition of the notes made before January 1, 2019.

Employee Retirement Income Security Act

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions include: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and neither The Goldman Sachs Group, Inc. nor any of its affiliates has provided investment advice in connection with such person’s acquisition, disposition or holding of the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan) and propose to invest in the notes, you should consult your legal counsel.

Supplemental Plan of Distribution

With respect to each exchange rate-linked note to be issued, GS Finance Corp. expects to agree to sell to GS&Co., and GS&Co. expects to agree to purchase from GS Finance Corp., the face amount of the notes specified, at the price specified under “Net proceeds to the issuer”, in the applicable pricing supplement. GS&Co. proposes initially to offer each note it purchases to the public at the original issue price specified in the applicable pricing supplement and, if the applicable pricing supplement so provides, to certain securities dealers at such price less a concession or no concession as specified in the applicable pricing supplement.

In the future, GS&Co. or other affiliates of GS Finance Corp. may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. The estimated share of GS Finance Corp. of the total offering expenses for your notes, excluding underwriting discounts and commissions and marketing and licensing fees, will be provided in the applicable pricing supplement. For more Information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

The notes may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii)	a customer within the meaning of Directive (EU) 2016/97 where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129; and
(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

The notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the "UK PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or
(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA;
(iii)	or not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA; and
(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Notes which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by GS Finance Corp.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to GS Finance Corp  or The Goldman Sachs Group, Inc.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

This currency terms supplement no. 2,013, along with the applicable pricing supplement, the accompanying prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this currency terms supplement no. 2,013, along with the applicable pricing supplement, the accompanying prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

The notes are not offered, sold or advertised, directly or indirectly, in, into or from Switzerland on the basis of a public offering and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Accordingly, neither this currency terms supplement no. 2,013 nor any accompanying prospectus supplement, prospectus or other marketing material constitute a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus as defined in article 32 of the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the notes by the underwriters thereof may only be undertaken on a private basis to selected individual investors in compliance with Swiss law. This currency terms supplement no. 2,013 and accompanying prospectus and prospectus supplement may not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this currency terms supplement no. 2,013 and accompanying prospectus and prospectus supplement or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the notes.

The notes may not be offered or sold to the public in Brazil.  Accordingly, the notes have not been and will not be registered with the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários, the “CVM”), nor have been submitted to the foregoing agency from approval.  Documents relating to the notes, as well as the information contained therein, may not be supplied to the public in Brazil, as the offering of notes is not a public offering of securities in Brazil, nor used in connection with any offer for subscription or sale of securities to the public in Brazil.  Persons wishing to offer or acquire the notes within Brazil should consult with their own counsel as to the applicability of these registration requirements or any exemption therefrom.

The notes have not been and will not be registered with the Mexican National Securities Registry (Registro Nacional de Valores), maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria de Valores), and may not be offered or sold publicly in Mexico.  The notes may be sold in Mexico, by any person, including GS Finance Corp. or The Goldman Sachs Group, Inc., pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores), to the investors and under the terms specified in such Article.

Each potential investor in the offered notes in Mexico shall be deemed to represent and warrant to GS Finance Corp. and The Goldman Sachs Group, Inc. that it is a qualified or institutional investor under the Regulations of the Mexican Stock Exchange and that, as a result, GS Finance Corp. or The Goldman Sachs Group, Inc. may rely on the private placement exemption set forth in Article 8 of the Mexican Securities Market Law to offer the securities.

Conflicts of Interest

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in any offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, any offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this currency terms supplement no. 2,013, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This currency terms supplement no. 2,013 is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this currency terms supplement no. 2,013, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

TABLE OF CONTENTS

GS Finance Corp. Medium-Term Notes, Series F guaranteed by The Goldman Sachs Group, Inc. Currency Terms Supplement Notes Linked to the Performance of One or More Exchange Rates Goldman Sachs & Co. LLC
Currency Terms Supplement No. 2,013
Additional Risk Factors Specific to the Notes	S-4
Supplemental Terms of the Notes	S-15
Use of Proceeds	S-35
Hedging	S-35
Supplemental Discussion of Federal Income Tax Consequences	S-36
Employee Retirement Income Security Act	S-45
Supplemental Plan of Distribution	S-46
Conflicts of Interest	S-49